UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 20, 2003


                             PARLUX FRAGRANCES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-15491                                          22-2562955
(Commission File Number)                       (IRS Employer Identification No.)


              3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone Number, including area code): 954-316-9008

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

TENDER OFFER PROPOSAL
---------------------

On May 20, 2003, the Company received a proposal from Quality King Distributors, Inc., and Ilia Lekach, Chairman and CEO of Parlux, to acquire all of the outstanding common shares of the Company, pursuant to a tender offer, at a price of $4.00 per share in cash. Mr. Lekach is currently the beneficial owner of 31% of the fully diluted common stock of Parlux.

At a special Board of Directors meeting held on May 22, 2003, an Independent Committee of the Board, composed solely of independent directors was appointed to evaluate, negotiate and vote upon the proposed transaction in accordance with applicable law. The Independent Committee expects to engage legal counsel and investment banking advice to assist in this matter as soon as practicable.

STOCK REPURCHASE PROGRAM
------------------------

During the three-month period ended March 31, 2003, in accordance with its previously announced stock repurchase program and with approval from its primary lender, the Company repurchased 1,476,700 shares of common stock at a cost of $4,469,593. From inception of its stock buyback program, the Company has acquired 9,493,831 shares of common stock at an aggregate cost of $26,586,588, which is now held as non-voting Treasury Stock, and as of this filing date, has 8,553,009 outstanding common shares.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PARLUX FRAGRANCES, INC.


Date:  May 28, 2003           /s/ Frank A. Buttacavoli
                              ------------------------------------
                              Frank A. Buttacavoli,
                              Executive Vice President, Chief Operating Officer,
                              Chief Financial Officer and Director

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------

    99.1      Proposal Letter from Ilia Lekach and
              Quality King Distributors, Inc.